                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          DecisionOne Holdings Corp.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                      LOGO

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355

         --------------------------------------------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                DECEMBER 9, 1997
         --------------------------------------------------------------

To the Stockholders of
DecisionOne Holdings Corp.:

     Notice is hereby given that the 1997 annual meeting of stockholders (the "Annual Meeting") of DECISIONONE HOLDINGS CORP. (the "Company" or "DecisionOne") will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Tuesday, December 9, 1997, at 9:00 a.m., local time, for the following purposes:

     1. To elect five directors;

     2. To approve and adopt the DecisionOne Holdings Corp. 1997 Management Incentive Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on October 22, 1997 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose relevant to the Annual Meeting, during the Annual Meeting and during normal business hours for ten days prior to the Annual Meeting at The Desmond Great Valley Hotel and Conference Center.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Secretary

Frazer, Pennsylvania
October 28, 1997

     EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                      LOGO

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355
               -------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                DECEMBER 9, 1997
               -------------------------------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about November 5, 1997 to the stockholders of DecisionOne Holdings Corp. (the "Company" or "DecisionOne"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1997 annual meeting of stockholders (the "Annual Meeting") to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Tuesday, December 9, 1997, at 9:00 a.m., local time, and at any adjournments thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon (1) the election of five directors and (2) the approval and adoption of the DecisionOne Holdings Corp. 1997 Management Incentive Plan (the "Plan"), and such other business as may properly come before the meeting and any adjournments thereof.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to stockholders for the year ended June 30, 1997, including financial statements, is being mailed to stockholders with this proxy statement but does not constitute a part of this proxy statement.

                             VOTING AT THE MEETING

     Holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), of record at the close of business on October 22, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. As of that date, there were 12,503,326 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name on the books of the Company as of the close of business on the Record Date.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     Assuming that a quorum is present, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors, and the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve and adopt the Plan. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to approve and adopt the Plan; abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative and will have the effect of a negative vote because such proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting entitled to vote.

     The Company believes that brokers who are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors if they have not received instructions from the beneficial owner. The Company does not believe that brokers have the authority to vote those shares with respect to the approval and adoption of the Plan. Assuming a quorum is present, failure by brokers to attend the meeting by proxy and vote those shares will have no effect on the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast, or in the case of the proposal to approve and adopt the Plan, which requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

     Your proxy vote is important. Accordingly, please complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

RECAPITALIZATION AND MERGER

     On August 7, 1997, the Company consummated a recapitalization and merger (the "Recapitalization") with an affiliate of DLJ Merchant Banking Partners II, L.P. ("DLJMB"). Pursuant to the Recapitalization, DLJ, certain funds affiliated with DLJ, and third-party investors who have entered into an agreement (the "Investors' Agreement") with DLJ in respect of the voting and disposition of shares acquired by them (collectively, the "DLJ Group"), acquired approximately
10.9 million shares, or 87.4% of the outstanding Common Stock in exchange for approximately $225 million. Such equity proceeds, along with $145.5 million of net proceeds from the sale of 9 3/4% Senior Subordinated Notes due 2007, $81.6 million of net proceeds from the sale of units consisting of 11 1/2% Senior Discount Debentures due 2008 and 148,400 Warrants to purchase 281,960 shares of Common Stock exercisable at $23 per share, and borrowings of $470.0 million under a $575 million senior secured loan facility were used to repurchase approximately 26.5 million shares for approximately $609.7 million, cash out existing options and warrants, repay the Company's then-existing revolving credit facility, and pay fees and expenses incurred in connection with the Recapitalization.

                                (PROPOSAL NO. 1)

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the Board. At the Annual Meeting, five directors are to be elected. The term of office for each director will expire at the 1998 annual meeting of stockholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

     The Board of Directors has nominated for election as directors of the Company Messrs. Draeger, Grauer, Greig, Schloss and Wortman. All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                       ----------------------------------

                             NOMINEES FOR ELECTION
                       ----------------------------------

                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
                                                              DURING
       NAME OF DIRECTOR         AGE          PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
------------------------------  ---   -------------------------------------------------------
Kenneth Draeger...............  57    Mr. Draeger has been a director of the Company since
                                      1992. Mr. Draeger has served as the Chief Executive
                                      Officer of the Company since July 1992 and Chairman of
                                      the Company since November 1995. Prior to joining the
                                      Company, Mr. Draeger was President of
                                      Agfa/Compugraphics, a manufacturer of electronic
                                      pre-press equipment. Mr. Draeger is also a director of
                                      Galileo Corporation.
Peter T. Grauer...............  52    Mr. Grauer has been a Managing Director of DLJ Merchant
                                      Banking II, Inc. since September 1992. From April 1989
                                      to September 1992, he was Co-Chairman of Grauer &
                                      Wheat, Inc., an investment firm specializing in
                                      leveraged buyouts. Prior thereto Mr. Grauer was a
                                      Senior Vice President of Donaldson, Lufkin & Jenrette
                                      Securities Corporation ("DLJSC"). Mr. Grauer is a
                                      director of Doane Products Co., Nebco Evans Holding
                                      Company, AmeriServe Food Distribution, Inc. and Total
                                      Renal Care Holdings, Inc. (NYSE:TRL).

Thomas G. Greig...............  49    Mr. Greig is a Managing Director in the Investment
                                      Banking Group of Donaldson, Lufkin & Jenrette, Inc.
                                      ("DLJ") and serves as co-head of the Technology
                                      Investment Banking Group. Mr. Greig is a director of
                                      Manufacturers Services Limited, a contract electronics
                                      manufacturer. Mr. Greig has over 20 years of experience
                                      in the investment banking industry, the majority of
                                      which he has spent working with technology based
                                      companies.

                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
                                                              DURING
       NAME OF DIRECTOR         AGE          PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
------------------------------  ---   -------------------------------------------------------
Lawrence M. v.D. Schloss......  43    Mr. Schloss has been the Managing Partner of DLJ
                                      Merchant Banking II, Inc. since November 1995. Prior to
                                      November 1995, he was the Chief Operating Officer and
                                      Managing Director of DLJ Merchant Banking, Inc. Mr.
                                      Schloss currently serves as Chairman of the Board of
                                      McCulloch Corporation and as a director of Wilson
                                      Greatbatch, Inc. Mr. Schloss has previously served as a
                                      director of GTECH Corporation (NYSE:GTK), Krueger
                                      International, Inc., OSi Specialties, Inc. and MPB
                                      Corporation.

Kirk B. Wortman...............  35    Mr. Wortman has been a Principal of DLJ Merchant
                                      Banking II, Inc. since February 1997. For the five
                                      years prior to joining DLJ Merchant Banking, Inc. he
                                      worked in the Leveraged Finance Group within DLJ's
                                      Investment Banking Group, most recently as a Senior
                                      Vice President.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on seven occasions during fiscal 1997. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors has established an Audit Committee and a Compensation Committee. In connection with the Recapitalization and the resulting change in majority ownership of the Company, Messrs. Grauer, Greig, Schloss and Wortman were elected to the Board replacing the then current outside directors. The only current director of the Company who was also a director during fiscal year 1997 is Mr. Draeger. Mr. Draeger attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

     Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in DecisionOne's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures and the Company's policies relating to internal auditing and accounting procedures and controls. The Audit Committee met three times during fiscal 1997. The Audit Committee is currently composed of two non-employee directors, Messrs. Schloss and Wortman.

     Compensation Committee. The Compensation Committee determines the annual salary and bonus and reviews the amount of remuneration in stock options of the Company's senior executives; reviews the operation of the Company's executive compensation programs; and establishes and periodically reviews policies in the area of management benefits. None of the members of the Compensation Committee may be officers or employees of the Company. The current members of the Compensation Committee are Messrs. Grauer and Greig. The Compensation Committee met three times during fiscal 1997. Prior to December 1996, the Stock Option Committee administered the Company's stock option plan. In December 1996, the Board merged the Stock Option Committee into the Compensation Committee, which assumed the former Committee's responsibilities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 22, 1997 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) by each director of the Company,
(iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                        NUMBER OF
                                                                   SHARES BENEFICIALLY     PERCENTAGE
                        BENEFICIAL OWNER                                OWNED(1)           OF CLASS(1)
-----------------------------------------------------------------  -------------------     -----------
DLJ Merchant Banking Partners II, L.P. group.....................       11,295,930            88.37%
  277 Park Avenue, New York, NY 10172(2)
Kenneth Draeger(2)(3)............................................            3,473                *
Stephen J. Felice(2)(3)..........................................               --               --
Thomas J. Fitzpatrick(2)(3)......................................               --               --
James J. Greenwell(2)(3).........................................               --               --
Thomas M. Molchan(2)(3)..........................................               --               --
Peter T. Grauer(4)...............................................               --               --
Tom G. Greig(4)..................................................               --               --
Lawrence M. v.D. Schloss(4)......................................               --               --
Kirk B. Wortman(4)...............................................               --               --
All current executive officers and directors as a group (11
  persons)(2)(3).................................................            3,473                *

---------------
  *  Less than one percent.
 (1) Applicable percentage of ownership is based on 12,503,326 shares of Common Stock outstanding as of October 22, 1997, together with applicable options for such stockholders. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of Common Stock that are exercisable as of October 22, 1997 or exercisable within 60 days thereafter are deemed to be beneficially owned by the person holding such option for purpose of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage of any other person. The nature of ownership consists of sole voting or investment power unless noted otherwise.

 (2) Consists of the following:

 (a) 7,520,009 shares held directly by DLJMB and the following investors related to DLJMB (collectively, "DLJ Entities") DLJ Offshore Partners, II, C.V. ("Offshore"), a Netherlands Antilles limited partnership, DLJ Diversified Partners, L.P. ("Diversified"), a Delaware limited partnership, DLJMB Funding II, Inc. ("Funding"), a Delaware corporation, DLJ Merchant Banking Partners II-A, L.P. ("DLJMBPIIA"), a Delaware limited partnership, DLJ Diversified Partners-A L.P. ("Diversified A"), a Delaware limited partnership, DLJ Millennium Partners, L.P. ("Millennium"), a Delaware limited partnership, DLJ Millennium Partners-A, L.P. ("Millennium A"), a Delaware limited partnership, DLJ EAB Partners, L.P. ("EAB"), a Delaware limited partnership, UK Investment Plan 1997 Partners ("UK Partners"), a Delaware partnership, and DLJ First ESC LLC, a Delaware limited liability company ("DLJ First"). See "Certain Relationships and Related Transactions." The address of each of DLJMB, Diversified, Funding, DLJMBPIIA, Diversified A, Millenium, Millenium A, DLJ First and EAB is 277 Park Avenue, New York, New York 10172. The address of Offshore is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands, Antilles, The address of UK Partners is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067.

 (b) 3,398,970 shares held by the following institutional investors (collectively, "Institutional Investors") which are parties to the Investors' Agreement: Apollo Advisors II, L.P. ("Apollo"), Bain Capital, Inc.

     ("Bain Capital"), Thomas H. Lee Company ("THL"), certain investment funds associated with DLJ Capital Corp. ("Sprout") and Ontario Teacher's Pension Plan Board ("Teachers").

     Apollo's shares (representing approximately 6.48% of the outstanding Common Stock) are held by Apollo Investment Fund III, L.P., a Delaware limited partnership ("AIF III"), Apollo Overseas Partners III, L.P., a Delaware limited partnership ("Overseas Partners"), and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of England ("Apollo UK Partners") (collectively, "Apollo Entities"). Each of the Apollo Entities is principally engaged in the business of investment securities.

     Apollo Advisors II, L.P., a Delaware limited partnership ("Advisors"), is the general partner of AIF III and the managing general partner of Overseas Partners and Apollo UK Partners. Advisors is principally engaged in the business of providing advice regarding investments by, and serving as the general partner of, the Apollo Entities. The address of Apollo is 1301 Avenue of the Americas, 38th Floor, New York, New York 10019.

     Bain Capital's shares (representing approximately 6.48% of the outstanding Common Stock) are held by Bain Capital Fund V, L.P., Bain Capital Fund, V-B, L.P., BCIP Associates, and BCIP Trust Associates, L.P. Bain Capital Investors V, Inc. is the general partner of Bain Capital Partners V, L.P. ("BCP V"), a Delaware limited partnership. BCP V is the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P. (the "Bain Fund Vs"), both of which are Delaware limited partnerships. The Bain Fund Vs' primary business activity is to make investments in private equity securities and other interests in business organizations, domestic and foreign.

     BCIP Associates, a general partnership, and BCIP Trust Associates, L.P., a limited partnership (together the "BCIPs"), are both organized under the laws of the state of Delaware. The BCIPs' primary business activity is to make investments in private equity securities and other interests in business organizations, domestic and foreign. The address of Bain Capital is Two Copley Place, Boston, Massachusetts 02116.

     THL's shares (representing approximately 6.48% of the outstanding Common Stock) are held by Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership ("Fund III"), Thomas H. Lee Foreign Fund III, L.P., a Delaware limited partnership ("Foreign Fund"), THL Co-Investors III-A, LLC, a Massachusetts limited liability company ("Co-Investors A"), the THL Co-Investors III-B, LLC, a Massachusetts limited liability company ("Co-Investors B"). The general partners of each of Fund III and Foreign Fund is THL Equity Advisors III Limited Partnership, a Massachusetts limited partnership ("Equity Advisors"). The general partner of Equity Advisors is THL Equity Trust III, a Massachusetts business trust, the beneficial owners of which are affiliates of Thomas H. Lee Company. The manager of each of Co-Investors A and Co-Investors B. is Thomas H. Lee. The address of THL is 75 State Street, 26th Floor, Boston, Massachusetts 02109.

     DLJ Capital Corp. ("DLJCC"), a Delaware corporation, Sprout Growth II, L.P., a Delaware limited partnership, The Sprout CEO Fund, L.P., a Delaware limited partnership and one additional entity managed by the Sprout Group, the venture capital affiliate of DLJ, also own Common Stock. DLJCC is a wholly owned subsidiary of DLJ. Sprout Growth II, L.P. has two general partners: DLJCC is also the managing general partner and DLJ Growth Associates II, L.P. is the general partner. DLJ Growth Associates II, L.P. is a Delaware limited partnership, whose general partners are a group of individual employees of DLJCC and DLJ Growth Associates (II), Inc. a Delaware corporation which is a wholly owned subsidiary of DLJCC. DLJCC is the managing general partner of The Sprout CEO Fund. The address of Sprout is 277 Park Avenue, New York, New York 10172.

     Teachers is an independent corporation established in 1990 to administer the benefits and manage the investments of the pension plan for over 200,000 Ontario teachers. At year end 1995, the fund assets stood at a total of Cdn $51 billion. The address of Teachers is 5650 Yonge Street, 5th Floor, North York, Ontario M2M 4H5;

 (c) 97,520 shares held by certain members of management of the Company who are parties to the Investors' Agreement (the "Management Shareholders"), including shares held by the executive officers named in the Summary Compensation Table as follows: Mr. Felice -- 12,130; Mr.
     Fitzpatrick -- 5,661; Mr. Molchan -- 4,851; and Mr. Greenwell -- 5,094;

 (d) 243,993 shares, which shares are subject to the Investors' Agreement, issuable upon exercise of fully-vested options (the "Rollover Options") resulting from the conversion by certain Management Shareholders of options outstanding at the time of the Recapitalization, including 96,104; 24,459; 18,601; 7,812; and 12,066 Rollover Options held by Messrs. Draeger, Felice, Fitzpatrick, Greenwell, and Molchan, respectively; and

 (e) 35,438 shares, which shares are subject to the Investors' Agreement, issuable upon exercise of options granted to Mr. Draeger under the Plan on August 7, 1997 that are exercisable as of October 22, 1997 or within 60 days thereafter.

 (3) Mr. Draeger owns 3,473 shares of common stock which are not subject to the Investors' Agreement and as to which he is the beneficial owner. Messrs. Felice, Fitzpatrick, Greenwell and Molchan own no shares or options that are not subject to the Investors' Agreement. See footnotes 2(c), 2(d) and 2(e) above.

 (4) Messrs. Schloss, Grauer and Wortman are officers of DLJ Merchant Banking II, Inc., an affiliate of DLJMB. DLJ Merchant Banking II, Inc. is the general partner of DLJ Merchant Banking II, L.P. Mr. Greig is an officer of DLJSC. Share data shown for such individuals excludes shares shown as held by the DLJMB Funds, as to which such individuals disclaim beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Investors' Agreement restricts transfers of the shares of Common Stock by the Management Shareholders, permits the Management Shareholders to participate in certain sales of shares of Common Stock by the DLJ Entities, requires the Management Shareholders to sell shares of Common Stock in certain circumstances should the DLJMB Entities choose to sell any such shares owned by the DLJ Entities, permits the Management Shareholders and the Institutional Shareholders to purchase equity securities proposed to be issued by the Company on a preemptive basis in the event the DLJ Entities choose to acquire any such equity securities, and provides for certain registration rights. The Investors' Agreement also provides that the DLJ Entities have the right to appoint a majority of the members of the Board of Directors of the Company.

     In addition, DLJ Capital Funding, Inc., an affiliate of the DLJ Entities, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility entered into by a subsidiary of the Company in connection with the Recapitalization and as a lender thereunder. DLJSC received customary fees in connection with the underwriting of the Senior Subordinated Notes and the Debentures issued by the Company in connection with the Recapitalization. DLJSC received a merger advisory fee of $5.0 million from the Company upon consummation of the Recapitalization.

     The Company has entered into an agreement with DLJSC pursuant to which DLJSC will act as the Company's exclusive financial advisor for an annual fee of $500,000. In addition, the Company agrees to engage DLJSC in connection with any financial transaction (as defined in the agreement) on usual and customary terms for such engagements. The agreement continues until the earlier of (i) August 6, 2002 or (ii) such time as the DLJ Entities shall own less than 20% of the outstanding Common Stock.

     In connection with the Recapitalization, the Company extended non-recourse loans (the "Loans") to the following executive officers, in the amounts shown, to fund, in whole or in part, their purchase of shares of Common Stock: Stephen
J. Felice -- $249,979.89; Thomas J. Fitzpatrick -- $116,664.15; Joseph S. Giordano -- $99,971.35; James J. Greenwell -- $104,979.19; Thomas M.
Molchan -- $99,971.35; and Dwight T. Wilson -- $99,971.35. Each of the Loans matures on August 7, 2001, with interest at the rate of 6.39% per annum and principal due and payable at maturity. The Loans are secured by a pledge of the shares of

Common Stock purchased with the Loans and any shares of Common Stock obtained through the borrower's exercise of Rollover Options or options issued under the Plan. The loan amounts shown above represent the amount outstanding as of October 28, 1997 and the largest aggregate amount of indebtedness outstanding at any time since July 1, 1996.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the current directors and executive officers of the Company.

               NAME                  AGE                         POSITION
-----------------------------------  ----    -------------------------------------------------
Kenneth Draeger....................   57     Chairman and Chief Executive Officer and Director
Stephen J. Felice..................   40     President
Thomas J. Fitzpatrick..............   39     Vice President and Chief Financial Officer
Joseph S. Giordano.................   42     Senior Vice President -- Operations
James J. Greenwell.................   38     Senior Vice President -- Sales & Marketing
Thomas M. Molchan..................   42     General Counsel and Corporate Secretary
Dwight T. Wilson...................   41     Vice President -- Human Resources
Peter T. Grauer....................   52     Director
Thomas G. Greig....................   49     Director
Lawrence M. v.D. Schloss...........   43     Director
Kirk B. Wortman....................   35     Director

     Kenneth Draeger has been the Chief Executive Officer of the Company since July 1992 and Chairman of the Company since November 1995. From 1988 to 1991, Mr. Draeger was President of Agfa/Compugraphic, a manufacturer of electronic pre-press equipment. Mr. Draeger is also a director of Galileo Corporation.

     Stephen J. Felice has been the President of the Company since October 1995. Mr. Felice joined Bell Atlantic Business Systems Services, Inc. ("BABSS") (which was acquired by the Company in October 1995) in March 1987. He served as Vice President and General Manager, Sales and Operations from January 1991 to October 1995 and was responsible for all service delivery, sales activity, customer management, and marketing channels with management responsibility over almost 3,000 employees.

     Thomas J. Fitzpatrick has been the Vice President and Chief Financial Officer of the Company since August 1996. Prior to August 1996 Mr. Fitzpatrick was Vice President of Network Finance at Bell Atlantic Network Services, Inc. Mr. Fitzpatrick served more than eight years at BABSS, including over four years as Vice President and Chief Financial Officer.

     Joseph S. Giordano has been Senior Vice President -- Operations of the Company since October 1995. From October 1993 to October 1995, Mr. Giordano was Vice President Sales and Service Delivery of BABSS. From January 1991 to October 1993, he was an Area General Manager of BABSS.

     James J. Greenwell has been Senior Vice President -- Sales & Marketing of the Company since October 1995, and was Vice President Sales and Marketing of the Company from 1993 to October 1995. From January 1992 to 1993, Jr. Greenwell was Director of Operations of the Company's Qantel operation. Prior to January 1992, he was Vice President, Sales and Marketing of Qantel Corporation.

     Thomas M. Molchan has been General Counsel and Corporate Secretary of the Company since October 1995. From December 1986 to October 1995, he was Vice President and General Counsel of BABSS.

     Dwight T. Wilson has been Vice President -- Human Resources of the Company since October 1995. From April 1994 to October 1995, Mr. Wilson was Vice President -- Human Resources of BABSS. From October 1990 to March 1994, Mr. Wilson was Director, Human Resources Policies and Planning of BABSS.

     Peter T. Grauer has been a Managing Director of DLJ Merchant Banking II, Inc. since September 1992. From April 1989 to September 1992, he was Co-Chairman of Grauer & Wheat, Inc., an investment firm specializing in leveraged buyouts. Prior thereto Mr. Grauer was a Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Grauer is a director of Doane Products Co., Nebco Evans Holding Company, AmeriServe Food Distribution, Inc., and Total Renal Care Holdings, Inc. (NYSE:TRL).

     Thomas G. Greig is a Managing Director of the Investment Banking Group of DLJ and serves a co-head of the Technology Investment Banking Group. Mr. Greig is a director of Manufacturers Services Limited, a contract electronics manufacturer. Mr. Greig has over 20 years of experience in the investment banking industry, the majority of which he has spent working with technology based companies.

     Lawrence M.v.D. Schloss has been the Managing Partner of DLJ Merchant Banking II, Inc. since November 1995. Prior to November 1995, he was the Chief Operating Officer and Managing Director of DLJ Merchant Banking, Inc. Mr. Schloss currently serves as Chairman of the Board of McCulloch Corporation and as a director of Wilson Greatbatch, Inc. Mr. Schloss has previously served as a director of GTECH Corporation (NYSE:GTK), Krueger International, Inc., OSi Specialties, Inc. and MPB Corporation.

     Kirk B. Wortman has been a Principal of DLJ Merchant Banking II, Inc. since February 1997. For the five years prior to joining DLJ Merchant Banking, Inc. he worked in the Leveraged Finance Group within DLJ's Investment Banking Group, most recently as a Senior Vice President.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended June 30, 1997, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                            ANNUAL                     COMPENSATION
                                                         COMPENSATION                  ------------
                                            --------------------------------------      SECURITIES
                                                                           OTHER        UNDERLYING
   NAME AND PRINCIPAL POSITION     YEAR      SALARY         BONUS          ANNUAL      OPTIONS/SARS
---------------------------------  ----     --------       --------       --------     ------------
Kenneth Draeger..................  1997      425,000        500,000             --         50,000
  Chief Executive Officer          1996      355,000        484,500(1)          --         70,000
                                   1995      250,625        375,000             --             --
Stephen J. Felice................  1997      225,000        300,000             --          9,000
  President                        1996      157,500(2)     130,340(2)          --        100,000
                                   1995           --             --             --             --
Thomas J. Fitzpatrick............  1997      168,077(3)     155,000(3)     224,908(4)     100,000
  Vice President and Chief         1996           --             --             --             --
  Financial Officer                1995           --             --             --             --
Thomas M. Molchan................  1997      139,300         95,000             --         10,000
  General Counsel and Corporate    1996       90,020(2)      42,725(2)          --         33,000
  Secretary                        1995           --             --             --             --
James J. Greenwell...............  1997      140,500         85,088             --             --
  Senior Vice President -- Sales   1996      131,000         58,460             --         10,000
  and Marketing                    1995      129,500         90,000             --         40,000

---------------
(1) Mr. Draeger's bonus for fiscal 1996 was paid in two parts. $357,000 of this bonus was paid on August 15, 1996. The remaining $127,500 was paid on May 15, 1997 after completion of ten consecutive trading days where the share price of Common Stock closed above $18.00.

(2) Messrs. Felice and Molchan joined the Company and were named executive officers on October 21, 1995. The salaries and bonuses shown reflect the amount earned after such date through June 30, 1996.

(3) Mr. Fitzpatrick joined the Company and was named an executive officer on August 12, 1996. The salary and bonus reflect the amount earned after such date through June 30, 1997. Of the bonus amount, $30,000 was a one-time signing bonus.

(4) Of this amount, $223,908 is for relocation assistance. The other $1,000 was for tax preparation assistance.

     The following table summarizes stock options granted during fiscal 1997 to the person named in the Summary Compensation Table.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                         ---------------------------------------------------------         VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                       ANNUAL RATES OF STOCK
                         SECURITIES    TOTAL OPTIONS                                      PRICE APPRECIATION
                         UNDERLYING     GRANTED TO      EXERCISE OF                       FOR OPTION TERM(1)
                          OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION     -------------------------
        NAME(2)          GRANTED(1)     FISCAL 1997       ($/SH)           DATE            5%            10%
-----------------------  ----------    -------------    -----------     ----------     ----------    -----------
Kenneth Draeger........     50,000          4.3%          $16.750         12/04/06     $  526,699     $1,334,759
Stephen J. Felice......      9,000          0.8            16.750         12/04/06         94,806        240,257
Thomas J.
  Fitzpatrick..........    100,000(3)       8.7            22.875         08/12/06      1,438,596      3,645,686
                           100,000          8.7            14.000         09/08/06        880,452      2,231,239
Thomas M. Molchan......     10,000          0.9            16.750         12/04/06        105,340        266,952
James J. Greenwell.....         --           --                --               --             --             --

---------------
(1) Options vest in four equal annual installments commencing on the first anniversary date of grant. Unvested options are subject to termination upon termination of the optionee's service with the Company.

(2) Potential Realizable Values are based on an assumption that the share price of the Company Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of the grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the share price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(3) This grant which was issued on August 13, 1996 was subsequently canceled and, as shown in the table, replaced by another grant on September 9, 1996.

     The following table summarizes option exercises during fiscal 1997 and the value of vested and unvested options for the person named in the Summary Compensation Table at June 30, 1997. Year-end values are based upon a price of $22.75 per share, which was the closing market price of a share of Common Stock on June 30, 1997, the last trading day of the fiscal year.

  AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                   OPTIONS AT JUNE 30, 1997          AT JUNE 30, 1996
                               ACQUIRED       VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Kenneth Draeger.............     25,000       337,500     1,109,780      102,500       24,561,355     1,074,375
Stephen J. Felice...........      3,000        24,750        22,000       84,000          324,500     1,160,250
Thomas J. Fitzpatrick.......         --            --            --      100,000               --       875,000
Thomas M. Molchan...........         --            --         8,250       34,750          121,688       425,063
James J. Greenwell..........     60,000     1,040,000        79,000       27,500        1,629,000       445,625

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees, nor does it sponsor any defined benefit or actuarial plans at this time.

     In connection with the Recapitalization, all outstanding options granted to employees and directors, whether or not vested, were cancelled, and the holders of such options either received a cash payment in respect of such options or converted them into fully-vested options to purchase Common Stock.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Draeger entered into an employment agreement with DecisionOne Holdings Corp. and DecisionOne Corporation (the "Companies") as of August 7, 1997 pursuant to which he serves as the Chairman and Chief Executive Officer of the Companies. Under the agreement, which has an initial two year term and provides for two automatic one year extensions unless notice is given to the contrary, Mr. Draeger receives a base salary of at least $450,000, is eligible to receive an annual bonus based on the consolidated operating performance of the Company and enjoys certain perquisites. Mr. Draeger also received options to purchase 290,000 shares under the Plan, which vest 7.5% on the date of the grant and 1.18% on the first day of every month for the 36 months beginning the month following the date of grant and the remaining 50% of which vest based upon the achievement of performance goals. Upon a change of control of the Companies in which the DLJ Group generate an internal rate of return on their investment in excess of 40%, Mr. Draeger is entitled to a special bonus ranging from $5,000,000 to $15,000,000. Upon a termination of employment without cause, Mr. Draeger will receive an amount equal to 150% of his base salary and the annual cash bonus received by him with respect to the immediately preceding fiscal year, 50% of which is payable immediately and 50% of which is payable over an eighteen month period, and a prorated bonus for the year of termination. Upon a termination of employment by Mr. Draeger for any reason, he will receive continued payment of his base salary for a six month period and a prorated bonus for the year of termination. In addition, upon any termination of employment, Mr. Draeger will continue to be provided with health benefits until the earlier of his reaching the age of 65 or becoming a full time employee at another company. Mr. Draeger is subject to a perpetual confidentiality covenant, a one year noncompetition covenant (which the Companies may elect to extend for an additional year in exchange for continued payment of base salary for such one year period) and a two year nonsolicitation covenant. The agreement also governs the transferability of certain rollover options held by Mr. Draeger.

     Mr. Felice entered into an employment agreement with the Companies as of August 7, 1997 pursuant to which he serves as the President and Chief Operating Officer of the Companies. Under the agreement, which has an initial two year term and provides for automatic one year extensions unless notice is given to the contrary, Mr. Felice receives a base salary of at least $250,000, is eligible to receive an annual bonus based on the consolidated operating performance of the Companies and enjoys certain perquisites. Upon a change of control of the Companies in which the initial investors generate an internal rate of return on their initial investment in excess of 40%, Mr. Felice is entitled to receive a special bonus ranging from $2,500,000 to $7,500,000. Upon a termination of employment without cause, by Mr. Felice for "good reason" (as defined in the agreement) or by the Companies' election not to extend the term, Mr. Felice will receive an amount equal to 150% of his base salary annual cash bonus received by him with respect to the immediately preceding fiscal year (125% in the case of a termination for good reason), payable over an eighteen (or fifteen, as applicable) month period. Upon a termination of employment by reason of death or disability, Mr. Felice will receive continued payment of base salary for a one year period and a prorated bonus for the year of termination. Mr. Felice is subject to a perpetual confidentiality covenant, a one year noncompetition covenant and a two year nonsolicitation covenant.

     Messrs. Fitzpatrick, Giordano, Greenwell, Molchan and Wilson have severance arrangements with the Company which in various instances provide for a severance payment of up to one times base annual salary, a pro-rata portion of accrued bonus, and the continuation of certain benefits for up to one year in the event of termination without cause.

COMPENSATION OF DIRECTORS

     During fiscal year 1997, non-employee directors received an annual retainer of $10,000 as well as $1,500 for attendance at any meeting of the Board of Directors or any meeting of the Audit Committee or

Compensation Committee, except telephonic meetings and committee meetings held on the same date as a Board meeting. There is no current policy with respect to compensation of non-employee directors

     The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Committee is responsible for setting the performance criteria for annual cash incentive awards and determining the achievement levels and payout for the executive officers. Finally, the Committee is responsible for determining which executives and other key employees, including the CEO, will be granted stock options and restricted stock and the size of such grants. Prior to December 5, 1996, these duties were divided between the Committee and a Stock Option Committee, which administered the Company's stock option plan; on that date, the Board merged the Stock Option Committee into the Committee.

     In connection with the Recapitalization, the entire membership of the Committee changed and no current member of the Committee was a member of the Board at the end of the fiscal year. Except as otherwise stated in this report, the current members of the Committee have determined to maintain the policies set by the former members of the Committee.

COMPENSATION POLICIES

     The Company's compensation policies for executive officers, as established by the Board and continued by the Committee, are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options.

ANNUAL COMPENSATION

     The primary factor used to set cash compensation for the Company's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to the Company. The Committee relies on the Human Resources Department of the Company to analyze competitive compensation with respect to executive compensation. The Company engages William M. Mercer, Inc., an independent compensation consultant, to advise on competitive compensation. The Committee relies on the analysis to choose the most direct competitors for executive talent, which are not the same companies that are included in the S&P Computer Software and Services Index (See Performance Graph). Thus, the compensation peer group is not the same as the companies in the index used in the Performance Graph included in this Proxy Statement.

     The Company's policy is to pay its executive officers at competitive compensation medians for comparable positions. Compensation levels of individual executive officers vary depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements and historical compensation levels. Incentive awards are designed to give competitive cash compensation if performance targets are met, more than competitive compensation if performance targets are exceeded, and less than competitive compensation if performance targets are not met. Previously granted stock options are not considered in setting cash compensation levels.

     Subsequent to the fiscal year-end and effective with the change in majority ownership of the Company, Messrs. Draeger and Felice signed employment agreements with the Company (see "Employment and Severance Agreements" herein). Both agreements set target cash compensation at the 75th percentile of the aforementioned compensation peer group. Base salaries remain unchanged, so the entire change in cash compensation is higher targets for cash incentive awards. It is the opinion of the Committee that this increase is required because the continued leadership of these two individuals is important to the future worth of the Company and because of the very competitive labor market for experienced executives in the technology and service industries.

     Executive officers, including the CEO (as discussed separately below), earned cash incentive awards in fiscal 1997 based upon individual annual accomplishments measured against individual the pre-established goals. Seventy-five percent (75%) of the target award for each executive was calculated based on achievement of specified earnings per share goals. The remaining 25% of the target award was based on achievement of individual performance objectives by each executive officer. The individual performance objectives included: targets for revenue growth, operating cash flow, materials management, and accounts receivable; goals for customer satisfaction and productivity; the development of market positions for new offerings; the development of advanced call management systems; the design and implementation of enhanced managerial reporting; the design and implementation of incentive plans; and the design and implementation of compliance and audit programs. Performance criteria varied by executive officer, and each executive officer had different weighting for his individual performance objectives. Executive officers, excluding the Chief Executive Officer, received one-eighth of their annual incentive award target in quarterly payments for each quarter in which the Company met or exceeded its year-to-date earnings per share target. These payments were deducted from the final incentive payment for fiscal 1997.

LONG-TERM COMPENSATION

     The Company has granted stock options at irregular intervals at the discretion of the Committee. The number of options in each grant is not based on any specific criteria. However, the Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Draeger's annual base salary was raised to $450,000 by the outside directors effective on January 1, 1997. The Committee is of the opinion that Mr. Draeger's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

     The Committee set a target for Mr. Draeger's annual cash award based on the median of competitive cash compensation for executives from companies of similar annual revenues, operating earnings and growth potential. The outside directors of the Board established a formula for Mr. Draeger's 1997 annual cash incentive award based on earnings per share performance. The Committee retained the discretion to award an additional amount based on an evaluation of Mr. Draeger's achievements. The Company's earnings per share exceeded the target for fiscal 1997. In making its determination, the Committee evaluated Mr. Draeger's achievement of other objectives, including those for revenue and customer satisfaction, new service offerings, and various non-financial personal and organizational goals. The Committee did not assign specific weights to the performance objectives. Based on the earnings per share results and its overall assessment, the Committee awarded Mr. Draeger a bonus of $500,000.

     The long-term incentive for Mr. Draeger is provided in the form of stock options. In recognition of the Company's growth and Mr. Draeger's leadership in achieving the Company's growth and profitability over the term of his employment, the Committee granted him in December 1996, options to acquire 50,000 shares, vesting in equal annual increments over four years and exercisable at $16.75 per share, the fair market value at the time of grant.

DEDUCTIBILITY OF CERTAIN COMPENSATION

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through June 30, 1997, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation. The Committee notes that the Company's compensation plan contains provisions relating to stock options that are designed to preserve the deductibility of income realized upon exercise of stock options.

COMMITTEE MEMBERSHIP

     From July 1, 1996 through December 5, 1996, the Compensation Committee consisted of Thomas E. McInerney and Don E. Ackerman; from December 5, 1996 through August 7, 1997, the Committee consisted of Mr. McInerney, Bruce K. Anderson and Michael C. Brooks; and currently consists of Peter T. Grauer and Thomas G. Grieg.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Standard & Poor's 500 Stock Index (the "S & P Index"), and (ii) the Standard & Poor's Computer Software & Services Index (the "Computer Index"), assuming an investment of $100 on April 4, 1996 in each of the Common Stock of the Company, the stocks comprising the S & P Index and the stocks comprising the Computer Index, and further assuming reinvestment of dividends. The graph commences as of April 4, 1996, the date the Common Stock became publicly-traded.

      DECISIONONE VS. S&P 500 VS. S&P COMPUTER SOFTWARE AND SERVICES INDEX
                        RELATIVE STOCK PRICE COMPARISON
                      APRIL 4, 1996 THROUGH JUNE 30, 1997

                                                                               S&P COMPUTER
        MEASUREMENT PERIOD                                                     SOFTWARE|AND
      (FISCAL YEAR COVERED)            DECISIONONE            S&P 500         SERVICES INDEX
4/4/96                                  100.000              100.000             100.000
6/28/96                                 108.571              102.258             111.771
12/31/96                                 75.429              112.942             136.429
6/30/97                                 104.000              134.959             185.720

The graph assumes $100 invested in DecisionOne and the two indices on April 4, 1996.

                                (PROPOSAL NO. 2)

                     APPROVAL OF MANAGEMENT INCENTIVE PLAN

     At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Plan. On August 7, 1997, the Board of Directors of the Company approved and adopted the Plan.

     The Board believes the Plan helps the Company and its subsidiaries attract, retain and motivate employees of, and others employed by or performing services for, the Company or its subsidiaries and to encourage such persons to devote their best efforts to the business and financial success of the Company. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because benefit is only received through improved stock performance, the Board believes stock options serve to align the interests of key employees closely with other stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

     THE PLAN IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE PLAN CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.
                            ------------------------
                            DESCRIPTION OF THE PLAN
                            ------------------------

GENERAL INFORMATION

     The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined in Section 2 of the Plan; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. In addition, the Plan shall cover certain "rollover" options resulting from the Recapitalization (the "Rollover Options"). Awards granted pursuant to the Plan ("Awards") may be in the form of options and stock appreciation rights.

SHARES SUBJECT TO THE PLAN

     The number of Shares in respect of which Awards may be granted under the Plan is 1,447,452 plus the number of Shares necessary to accommodate the Rollover Options and the number of Shares with respect to which incentive stock options may be granted under the Plan shall be 1,447,452 plus the number of Shares necessary to accommodate any Rollover Options that are incentive stock options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b) of the Plan, no employee of the Company may receive options and/or stock appreciation rights in any calendar year that relate to more than 375,000 Shares.

     Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

ADMINISTRATION

     The Plan is administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") and Section 162(m) of the Internal Revenue Code (the "Code"). Each member of the Committee is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively.

ELIGIBILITY

     Any employee, including any officer or employee-director of the Company or any Subsidiary, and any former director of the Company receiving a Rollover Option, shall be eligible to be designated a Participant. Currently, approximately 107 employees participate in the Plan.

GRANTS AND AWARDS

     The Committee has broad discretion under the Plan in determining Awards, including but not limited to the number of Shares covered thereby and provisions regarding grant price, expiration date, exercisability, vesting, forfeiture, transfer restrictions, payment and the impact, if any, of termination of employment on the foregoing. Accordingly, it is not possible to determine the amount or form of any future Award that may be granted to any individual during the term of the Plan.

     OPTIONS. Under the Plan, the Committee may grant incentive stock options (each an "Incentive Stock Option" or "ISO"), non-qualified stock options (each a "Non-Qualified Stock Option" or "NQSO") or both types of options ("Option", as used herein, refers to any Incentive Stock Option or Non-Qualified Stock Option). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award agreement or thereafter.

     Except as otherwise specifically provided in the Plan and in any option rollover agreement, the Rollover Options shall continue to be governed by the terms under which they were originally granted.

     STOCK APPRECIATION RIGHTS. Under the Plan, the Committee may grant stock appreciation rights (each a "Stock Appreciation Right") entitling the holder thereof to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. A Stock Appreciation Right will be settled in such form as the Committee shall determine. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant and shall have an exercise price as determined by the Committee on the date of grant. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

EFFECT OF TERMINATION OR SUSPENSION OF EMPLOYMENT OR SERVICE ON OPTIONS AND STOCK APPRECIATION RIGHTS.

     Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated for any reason other than death, Disability (as defined in Section 2 of the Plan), retirement at age 62 or older or by the Company for Cause (as defined in Section 2 of the Plan), the Participant's right to exercise any Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the ninetieth day following such termination of employment or service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or service. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

     Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability, or retirement at age 62 or older, all Time Vesting Options (as defined in an Award agreement) shall vest and become immediately exercisable and the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any Option or Stock Appreciation Right during the one-year period following such termination of employment or service, to the extent it was exercisable and outstanding at the date of such termination of employment or service, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment or service.

     If the Participant's employment or service with the Company or its Subsidiaries is terminated by the Company for Cause, all Awards other than the Rollover Options (whether vested or unvested) shall be forfeited.

     In the event of a Participant's termination of employment by reason of death or Disability, termination of employment by the Company other than for Cause or termination by a Participant for Good Reason (as defined in Section 2 of the Plan) (and, in the case of the Rollover Options, upon any type of termination), the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, and the Participant shall have the right to cause the Company to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, at a per share price equal to the Fair Market Value on the date of purchase, less the exercise price in the case of vested Options.

     The Committee, in its sole discretion, may provide in an Award agreement for the accelerated vesting of an Award in the event of a Change of Control (as defined in Section 2 of the Plan).

RESTRICTIONS ON TRANSFER

     Except to the extent otherwise provided in an Award agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution.

AMENDMENTS AND TERMINATION

     Under the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that shareholder approval must be obtained if such approval is necessary to comply with any tax or regulatory requirement that the Board deems desirable, including exemptive relief under Section 16(b) of the 1934 Act. The Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights Participant or any holder or beneficiary of any Award theretofore granted shall not be effective without the consent of the affected Participant, holder or beneficiary. Any provision of the Plan or any Award agreement to the contrary notwithstanding, in the event of a Change in Control or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Committee may cause any Award to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

RESTRICTIONS ON RESALE

     Any person receiving Shares under the Plan who is an "affiliate" of the Company (as the term "affiliate" is used in Rule 144 promulgated by the Commission under the Securities Act of 1933 (the "1933 Act")) may resell such Shares only pursuant to a registration statement filed under the 1933 Act (the Company having no obligation to file any such registration statement) or within the restrictions, including the sales volume limitations, imposed by Rule 144 other than the one-year holding period requirement in the Rule. In addition, certain Participants may be subject to the "short-swing profits" sanction of
Section 16(b) of the 1934 Act.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax treatment of options granted under the Plan under present tax law is described generally below. Local and state tax authorities may also tax incentive compensation awarded under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to a recipient or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a recipient thereof will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by the exercise of an NQSO, a recipient will have a capital gain or loss (long-term, mid-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the recipient's adjusted tax basis in such shares (the exercise price plus the amount of ordinary income recognized by the recipient at the time of exercise of the NQSO).

     Incentive Stock Options. A recipient of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. An ISO recipient who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her will recognize mid-term or long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the recipient's other tax basis in such shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if an ISO recipient disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term, mid-term or short-term capital gain, depending upon the length of time the recipient held his or her shares prior to the disposition.

     Section 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of options granted under the Plan and the value of shares of Common Stock received when the shares of restricted stock or other Awards became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to make grants of options thereunder that meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."

                               NEW PLAN BENEFITS

           DECISIONONE HOLDINGS CORP. 1997 MANAGEMENT INCENTIVE PLAN

                                                                            NUMBER OF
        NAME AND POSITION                                                    OPTIONS
        ------------------------------------------------------------------  ---------
        Kenneth Draeger -- Chairman and Chief Executive Officer...........   290,000(1)
        Stephen J. Felice -- President....................................   173,000(1)
        Thomas J. Fitzpatrick -- Vice President and Chief Financial
          Officer.........................................................    87,000(1)
        Thomas M. Molchan -- General Counsel and Corporate Secretary......    30,000(1)
        James J. Greenwell -- Vice President, Sales & Marketing...........    30,000(1)
        Executive Officer Group...........................................   665,000
        Non-Executive Officer Director Group..............................         0
        Non-Executive Officer Employee Group..............................   525,000

---------------
(1) Each of the option grants for the above-named individuals was made on August 7, 1997 at an exercise price of $20.6084. Except with respect to Mr. Draeger, one-half of each grant vests in four equal annual increments on the grant anniversary date; the other half vests in one installment on the seventh anniversary of the grant date, but vesting may be accelerated to 25% a year over four years if annual corporate financial objectives are met. Mr. Draeger's options vested 7.5% on the date of grant and vest 1.18% on the first day of every month for the 36 months beginning the month following the date of grant, with the 50% balance vesting upon the attainment of certain performance goals. The market value of the Common Stock underlying the options was approximately $31.00 as of October 22, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 30, 1997 and has been appointed to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended June 30, 1997 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than June 30, 1998. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended June 30, 1997, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Investor Relations.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Corporate Secretary

Frazer, Pennsylvania
October 28, 1997

                                                                         ANNEX A

                           DECISIONONE HOLDINGS CORP.
                         1997 MANAGEMENT INCENTIVE PLAN

     Section 1. Purpose. The purposes of the DecisionOne Holdings Corp. 1997 Management Incentive Plan are to promote the interests of DecisionOne Holdings Corp. (the "Company") and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such employees to participate in the long-term growth and financial success of the Company. In addition, the Plan shall cover certain "rollover" options resulting from the merger of the Company with Quaker Holding Co.

     Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" means (i) any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which the Company has a significant equity interest or which has a significant equity interest in the Company, in either case as determined by the Committee.

          "Award" means any Option or Stock Appreciation Right.

          "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          "Board" means the Board of Directors of the Company.

          "Cause" means, unless otherwise defined in any Employment Agreement or Award Agreement:

             (a) a Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness);

             (b) an act or acts on a Participant's part constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business;

             (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or

             (d) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

          "Change of Control" shall mean, unless otherwise defined in any Employment Agreement or Option Agreement,

             (i) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities, the Institutional Shareholders (as defined in the Investors' Agreement) and/or their respective Permitted Transferees (as defined in the Investors' Agreement) or (B) any "group" (within the meaning of such
        Section 13(d)(3)) of which any of the DLJ Entities or any of the Institutional Shareholders is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; or

             (ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 and Section 162(m) each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

          "Disability" shall mean a Participant's inability, as a result of physical or mental illness, to perform the duties of his position(s) for a period of 90 consecutive days or for an aggregate of 150 days in any twelve consecutive month period. Any question as to the existence of the Disability of a Participant as to which such Participant and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company and reasonably acceptable to the Participant. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan.

          "Employee" means an employee of the Company or any Subsidiary.

          "Employment Agreement" means an employment agreement entered into between the Company or any Subsidiary and a Participant.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means with respect to the Shares, as of the consummation of the merger of the Company and Quaker Holding Co., $20.6084 per share, and as of any other given date or dates, the average reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the three trading days immediately preceding such date or dates. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.

          "Good Reason" shall mean, unless otherwise defined in any Employment Agreement or Award Agreement:

             (A) A Participant is removed from his/her position or assigned duties and responsibilities materially inconsistent with his/her position; or

             (B) A Participant's base salary and benefits (including target bonus opportunities and criteria but not actual bonus payments) are reduced by more than 10% in the aggregate, except for across-the-board reductions similarly affecting similarly situated employees.

          "Incentive Stock Option" means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          "Investors' Agreement" means the Investors' Agreement dated as of the date hereof among Quaker Holding Co., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millenium Partners, L.P., DLJ Millenium Partners-A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ First ESC, LLC, and certain other shareholders listed on the signature pages thereto.

          "Non-Qualified Stock Option" means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" means any Employee selected by the Committee to receive an Award under the Plan and any former director who receives a Rollover Option (and to the extent applicable, any heirs or legal representatives thereof).

          "Permitted Transferee" shall have the meaning assigned to it in the Investors' Agreement.

          "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Plan" means this DecisionOne Holdings Corp. 1997 Management Incentive Plan.

          "Rollover Option" means any employee or director options "rolled over" in connection with the merger of the Company with Quaker Holding Co.

          "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

          "Sec" means the Securities and Exchange Commission or any successor thereto.

          "Section 162(m)" means Section 162(m) of the Code, or any successor section thereto as in effect from time to time.

          "Shares" means shares of common stock, $.01 par value, of the Company or such other securities as may be designated by the Committee from time to time.

          "Stock Appreciation Right" means any right granted under Section 7 of the Plan.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Substitute Awards" means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     Section 3.  Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and Award Agreement; (v) determine whether. to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited. or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

     Section 4.  Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,447,452 plus the number of Shares necessary to accommodate the Rollover Options and the number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,447,452 plus the number of Shares necessary to accommodate any Rollover Options which are Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Employee of the Company may receive Options and/or Stock Appreciation Rights in any calendar year that relate to more than 375,000 Shares.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case that, with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

     (c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     Section 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Subsidiary, and any former director of the Company receiving a Rollover Option, shall be eligible to be designated a Participant.

     Section 6.  Stock Options.

     (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant

Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price, or adequate provision therefor, is received by the Company. Such payment may be made: (i) in cash;
(ii) in Shares owned by the Participant for at least six months (the value of such Shares shall be their Fair Market Value on the date of exercise); (iii) by a combination of cash and Shares; (iv) if approved by the Committee, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

     (e) Rollover Options. Except as otherwise specifically provided herein and in any option rollover agreement, the Rollover Options shall continue to be governed by the terms under which they were originally granted.

     Section 7.  Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have an exercise price as determined by the Committee on the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     Section 8. Termination or Suspension of Employment or Service. The following provisions shall apply in the event of the Participant's termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (i) Termination of Employment or Service. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated for any reason other than death, Disability, retirement at age 62 or older or by the Company for Cause, the Participant's right to exercise any Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the ninetieth day following such termination of employment or service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or service. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

     (ii) Death, Disability or Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability, or retirement at age 62 or older, all Time Vesting Options (as defined in an Award Agreement) shall vest and become immediately exercisable and the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any Option or Stock Appreciation Right during the one-year period following such termination of employment or service, to the extent it was exercisable and outstanding at the date of such termination of employment or service, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment or service.

     (iii) Cause. If the Participant's employment or service with the Company or its Subsidiaries is terminated by the Company for Cause, all Awards other than the Rollover Options (whether vested or unvested) shall be forfeited.

     (iv) Puts, Calls. In the event of a Participant's termination of employment by reason of death or Disability, termination of employment by the Company other than for Cause or termination by a Participant for Good Reason (and, in the case of the Rollover Options, upon any type of termination), the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, and the Participant shall have the right to cause the Company to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, at a per share price equal to Fair Market Value on the date of purchase, less the exercise price in the case of vested Options. If either the Company or a Participant elects to exercise its right under this clause (iv), the Company or the Participant, as the case may be, shall deliver written notice (a "PURCHASE NOTICE") to the other to such effect within 60 days of a termination of employment. For purposes of this Section 8, the "date of purchase" shall mean the third business day following the receipt of notice by the other party that the purchase right is to be exercised. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissory note having such commercially reasonable terms and interest rate as may be determined by the Company in its reasonable discretion, provided that in any event such note shall become due at such time as the prohibitions described above shall lapse.

     Section 9. Change of Control. The Committee, in its sole discretion, may provide in an Award Agreement for the accelerated vesting of an Award in the event of a Change of Control.

     Section 10.  Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     (b) Amendments to Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights

Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

     Section 11.  General Provisions.

     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Nontransferability. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or its Permitted Transferees and, so long as a Participant continues to be governed by the provisions of any Loan, shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by the provisions of any Loan, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of (i) the Securities Act of 1933, any state securities laws or any other applicable laws, (ii) the Investors' Agreement and (iii) any Loan. Subject to the provisions of the Investors' Agreement, all certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or an Subsidiary may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (o) Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan, the applicable Award Agreement and the Investors' Agreement.

     (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (q) Investors' Agreement. A Participant shall, as a condition precedent to the exercise or settlement of an Award, execute an instrument agreeing to be bound by the terms of the Investors' Agreement or, at the election of the Company, a counterpart of the Investors' Agreement. In any event, any Shares acquired upon exercise or settlement shall be subject to the provisions in the Investors' Agreement regarding restrictions on transfer and the Company's rights to compel sales and repurchase Shares.

     Section 12.  Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of August 7, 1997, subject to approval by the shareholders of the Company. Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

     (b) Expiration Date. No Incentive Stock Option shall be granted under the Plan after August 6, 2007. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           DECISIONONE HOLDINGS CORP.


The undersigned hereby appoints Kenneth Draeger, Stephen J. Felice and Thomas
M. Molchan as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of DecisionOne Holdings Corp. held of record by the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 9, 1997 and any adjournments thereof.

THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE PROPOSAL SPECIFIED IN ITEM 2. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.





     (Continued, and to be marked, dated and signed, on the reverse side.)


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
The Board of Directors recommends a vote        Please mark your vote as
FOR all nominees and FOR Item 2.                indicated in this sample box [X]


Item 1 - ELECTION OF        Nominees: Kenneth Draeger, Peter T. Grauer,
         DIRECTORS                    Thomas G. Greig, Lawrence M.v.D. Schloss,
                                      Kirk B. Wortman

   FOR         WITHHELD     WITHHOLD FOR: (Write the name of the nominee(s)
               FOR ALL                    in the space provided below):
   [ ]           [ ]
                            ------------------------------------------------

Item 2 - APPROVAL OF MANAGEMENT
         INCENTIVE PLAN

   FOR   AGAINST   ABSTAIN                       CHECK BOX IF YOU
                                                PLAN TO ATTEND THE   [ ]
   [ ]     [ ]       [ ]                        ANNUAL MEETING






Signature                       Signature                     Date
         ----------------------          --------------------     ---------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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